Filed pursuant to Rule 433(d) - Registration No. 333-132109

Nomura Home Equity Loan, Inc.
Home Equity Loan Trust, Series 2007-1
Issuing Entity

Asset-Backed Certificates,
Series 2007-1

Group I Certificates
(Fixed Rate Mortgage Pool)
$422 Million (+/- 10%)
(Approximate)

Free Writing Prospectus
January 17, 2007

  Nomura Home Equity Loan, Inc.
Depositor

Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on page 3. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your RBS Greenwich Capital or Bear Stearns & Co., Inc. account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital or Bear Stearns & Co., Inc. will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Group I Mortgage Loans (defined below) (the “Group I Statistical Pool”) expected to be included in the trust along with other Group I Mortgage Loans on the Closing Date (defined below). In addition, certain Group I Mortgage Loans contained in the Group I Statistical Pool may be deleted from the pool of Group I Mortgage Loans delivered to the trust on the Closing Date (the “Group I Final Pool”). The Group I Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Group I Statistical Pool will be larger than the Group I Final Pool, and the aggregate principal balances of the Group I Mortgage Loans in the Group I Final Pool will be reduced from the Group I Statistical Pool as described in this Free Writing Prospectus. Although the Sponsor believes the information with respect to the Group I Statistical Pool will be representative of the Group I Final Pool (except with respect to aggregate principal balance of the Group I Mortgage Loans, as described above), the collateral characteristics of the Group I Final Pool may nonetheless vary from the collateral characteristics of the Group I Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Structural Summary

Structure Overview
Class	Initial Principal Balance ($) (1)	Expected Rating (Moody's/S&P) (2)	Coupon Type	Day Count	WAL (years) (3)(4)	Principal Window (months) (3)(4)	Legal Final Maturity
I-A-1	$166,418,000	Aaa/AAA	Fixed (6)	30/360	0.89	1 - 22	February 2037
I-A-2	$ 29,145,000	Aaa/AAA	Fixed (6)	30/360	2.00	22 - 27	February 2037
I-A-3	$ 84,529,000	Aaa/AAA	Fixed (6)	30/360	3.00	27 - 49	February 2037
I-A-4	$111,610,000	Aaa/AAA	Floating (5)	Actual/360	6.38	49 - 96	February 2037
I-M-1	$ 16,470,000	Aa2/AA+	Fixed (6)	30/360	5.29	37 - 96	February 2037
I-M-2	$ 8,658,000	A2/A+	Floating (5)	Actual/360	5.28	37 - 96	February 2037
I-M-3	$ 5,490,000	Baa2/BBB+	Floating (5)	Actual/360	5.24	37 - 96	February 2037
Total	$422,320,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Group I Final Pool, excess spread and other structural attributes.

(3)	Run to the 10% optional termination.

(4)
Run at 100% PPC which assumes: the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") equal to 10% in the first month of the life of such pool, such rate increasing by approximately an additional 1.36% CPR (15%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

(5)
The pass-through rate for each of the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) (A) on or prior to the first possible termination date the sum of One-Month LIBOR for that Distribution Date plus the applicable margin and (B) after the first possible optional termination date the sum of One-Month LIBOR for that Distribution Date plus two times the applicable margin for the Class I-A-4 and plus one and half times the applicable margin for the Class I-M-2 and Class I-M-3 Certificates and (ii) the Net WAC Pass-Through Rate.

(6)	Subject to a cap as described herein (see “Net WAC Pass-Through Rate” herein) and a step-up if applicable as described herein (see “Coupon Step-up” herein).

Transaction Overview

Title of Series:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust, Series 2007-1

Cut-off Date:	January 1, 2007

Closing Date:	On or about January 31, 2007

Investor Settlement Date:	On or about January 31, 2007

Depositor:	Nomura Home Equity Loan, Inc.

Underwriters:	Greenwich Capital Markets, Inc. and Bear Stearns & Co., Inc.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.

Servicers:
With respect to approximately 99.66% of the Group I Mortgage Loans, initially, GMAC Mortgage Corporation (“GMACM”). Wells Fargo Bank, N.A. will service the remainder of the Group I Mortgage Loans. The Sponsor will retain the right to appoint a successor servicer with respect to the Mortgage Loans serviced by GMACM, which successor servicer will meet parameters more fully described in the final free writing prospectus.

Special Servicer:	The Sponsor and/or its assignee will reserve the right to appoint a special servicer with respect to the Group I Mortgage Loans serviced by GMACM.

Originators:
The principal originator of the Group I Mortgage Loans is First National Bank of Nevada, with respect to approximately 36.49% of the Group I Mortgage Loans. The remainder of the Group I Mortgage Loans were originated by various originators, none of which originated 10% or more of the Group I Mortgage Loans.

Swap Provider:	[TBD]. A swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates.

Cap Provider:	[TBD]. A cap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Offered Certificates.

Trustee and Supplemental Interest Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Group I Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Type of Offering:	The Offered Certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in February 2007, or if such day is not a business day, then the following business day.

Record Date:
For each class of Offered Certificates (other than the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates) and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

Last Scheduled Distribution Date:
The Distribution Date in February 2037 will be the Last  Scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date. Approximately 2.27% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, have a forty year legal maturity (the "40 Year Mortgage Loans").  On the Distribution Date in February 2037, and as more fully described in the final free writing prospectus, one of the following will occur: (i) a mandatory repurchase of the 40 Year Mortgage Loans by the Sponsor or a third party; (ii) a mandatory auction of the 40 Year Mortgage Loans in which the Sponsor may be a participant; or (iii) the payment of principal and interest due to each class of Offered Certificates then outstanding, which payment will be made by a reserve fund funded by a certain percentage of the interest collections on the 40 Year Mortgage Loans.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Certificate Designations:
Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates (collectively, the “Group I Senior Certificates”);

Class I-M-1, Class I-M-2 and Class I-M-3 Certificates (collectively, the “Group I Mezzanine Certificates”);

The Group I Senior Certificates and the Group I Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Group I Mortgage Loans will be used exclusively for distributions on the Group I Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group I Certificates. The optional termination related to the Group I Mortgage Loans (and the Group I Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).

Additional Classes:
The Class I-P, Class I-X, Class I-R and Class I-R-X Certificates (together with the Offered Certificates the “Group I Certificates”) will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Offered Certificates.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) in the trust fund and thereby effect early retirement of the Group I Certificates if on such Distribution Date the aggregate stated principal balance of the Group I Mortgage Loans (and all properties acquired by the trust in respect of the Group I Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:	One or more REMIC elections will be made for designated portions of the trust (exclusive of certain shortfall payments).

Legal Investment:	It is anticipated that the Group I Senior Certificates and Class I-M-1 Certificates will be SMMEA eligible.

ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions as follows:

Prior to the termination of the Supplemental Interest Trust, the Offered Certificates may be eligible for purchase by such plans and arrangements if such plan or arrangement qualifies under an  investor-based exemption.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 4 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	Senior/subordination; excess spread and overcollateralization.

Summary of Terms

All numerical information contained in this Free Writing Prospectus is subject to a permitted variance of +/- 10%.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:
For any Group I Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Group I Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Fee Rates.

Fee Rates:
The Fee Rates payable to the Servicers, the Credit Risk Manager and, where applicable, the premium payable in connection with any lender paid primary mortgage insurance, which aggregate to a weighted average per annum rate of approximately 0.292% payable monthly.

Interest Accrual Period:
Interest on the Offered Certificates (other than the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates) will accrue during the calendar month preceding the related Distribution Date. The Interest Accrual Period for the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates will be (a) as to the Distribution Date in February 2007, the period commencing on the Closing Date and ending on the day preceding such Distribution Date, and (b) as to any Distribution Date after the Distribution Date in February 2007, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest will be calculated on a 30/360 basis for all classes of Group I Certificates other than the Class I-A-4, Class I-M-2 and Class I-M-3 Certificates, which shall accrue interest on an actual/360 basis.

Interest Distribution Amount:
For any class of Offered Certificates, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003, as amended, or similar state and local laws.

Interest Carry Forward Amount:
For any class of Offered Certificates on any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date.

Senior Interest Distribution Amount:
For the Group I Senior Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Compensating Interest:
With respect to each Distribution Date, each Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Group I Mortgage Loans serviced by such Servicer. With respect to any Distribution Date and GMACM, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by it and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) one half of the aggregate servicing fee due GMACM on the Group I Mortgage Loans for such Distribution Date. With respect to any Distribution Date and Wells Fargo, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls resulting from prepayments in full on the Group I Mortgage Loans serviced by Wells Fargo and received during the portion of the Prepayment Period occurring from the 14th day of the month prior to the month in which the related Distribution Date occurs and ending on the last day of such month and (b) the aggregate servicing fee due Wells Fargo on the Group I Mortgage Loans serviced by it for such Distribution Date. If the related Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing compensation payable to the Master Servicer for the related Distribution Date.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Group I Mortgage Loans.

Principal Funds:
With respect to any Distribution Date and the Group I Mortgage Loans, an amount generally equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the servicer remittance date, (ii) principal prepayments, exclusive of any prepayment charges, collected during the related Prepayment Period, (iii) the stated principal balance of each Group I Mortgage Loan repurchased by the Sponsor or the related Servicer and remitted to the Securities Administrator for that Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Group I Mortgage Loan is less than the aggregate unpaid principal balance of any deleted Group I Mortgage Loan delivered by the Sponsor or the related Servicer in connection with a substitution of a Group I Mortgage Loan and remitted to the Securities Administrator for that Distribution Date, (v) all liquidation proceeds and subsequent recoveries collected during the related Prepayment Period, to the extent such liquidation proceeds and subsequent recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Prepayment Period, and (vi) the principal portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon the exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Trustee or the Custodian as provided in the pooling and servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

Interest Remittance Amount:
With respect to any Distribution Date and the Group I Mortgage Loans, that portion of the Available Distribution Amount for such Distribution Date generally equal to the sum, without duplication, of (i) all scheduled interest on each Group I Mortgage Loan (adjusted to the related Net Mortgage Rate) received during the related Due Period, (ii) all advances relating to interest made by the Servicers or Master Servicer for such Distribution Date, (iii) all Compensating Interest for that Distribution Date paid by the Servicers or the Master Servicer, (iv) liquidation proceeds and subsequent recoveries, to the extent such liquidation proceeds and subsequent recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, (v) the interest portion of proceeds of the repurchase of any Group I Mortgage Loans remitted to the Securities Administrator for that Distribution Date, and (vi) the interest portion of the purchase price of the Group I Mortgage Loans (and all assets acquired in respect of the Group I Mortgage Loans) upon exercise by the Master Servicer of the Optional Termination related to the Group I Mortgage Loans, minus (vii) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager.

Realized Losses:
Shall mean (a) for any defaulted Group I Mortgage Loan, the excess of the stated principal balance of such defaulted Group I Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Group I Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the stated principal balance of such Group I Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group I Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group I Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group I Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Group I Mortgage Loan, the amount of the Realized Loss with respect to that Group I Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date.

Debt Service Reduction:
Means a reduction in the amount of the monthly payment due on a Group I Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in permanent forgiveness of principal.

Deficient Valuation:
With respect to any Group I Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group I Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Monthly Servicer Advances:
Each Servicer will be obligated to make advances of delinquent monthly principal and interest payments with respect to the Group I Mortgage Loans serviced by such Servicer, but only to the extent such amounts are deemed recoverable by the Servicer. In the event a Servicer fails to make a required advance the Master Servicer will be required to do so subject to its determination of recoverability.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Group I Senior Certificates and the Interest Distribution Amount payable to the Group I Mezzanine Certificates, (B) the Principal Funds payable to the Offered Certificates for that Distribution Date and (C) any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider.

Class I-A-4 Cap Agreement:
The Class I-A-4 Certificates will each have the benefit of an interest rate cap agreement (the “Class I-A-4 Cap Agreement”) provided by the Cap Provider. Pursuant to the Class I-A-4 Cap Agreement, commencing on the Distribution Date in February 2007 and ending immediately following the Distribution Date in January 2015, the Cap Provider will pay the Securities Administrator for the benefit of the Class I-A-4 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR, subject to a maximum rate of 10.50%, over a specified strike rate for the related Distribution Date; (2) the lesser of (a) the scheduled notional amount (the “Class I-A-4 Cap Notional Amount”) for the related Distribution Date and (b) the certificate principal balance of the Class I-A-4 Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The Class I-A-4 Cap Notional Amount and strike rate for each Distribution Date occurring during the term of the Class I-A-4 Cap Agreement is set forth in this Free Writing Prospectus in Annex A.

Class I-M-2 Cap Agreement:
The Class I-M-2 Certificates will each have the benefit of an interest rate cap agreement (the “Class I-M-2 Cap Agreement”) provided by the Cap Provider. Pursuant to the Class I-M-2 Cap Agreement, commencing on the Distribution Date in February 2007 and ending immediately following the Distribution Date in January 2015, the Cap Provider will pay the Securities Administrator for the benefit of the Class I-M-2 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR, subject to a maximum rate of 9.75%, over a specified strike rate for the related Distribution Date; (2) the lesser of (a) the scheduled notional amount (the “Class I-M-2 Cap Notional Amount”) for the related Distribution Date and (b) the certificate principal balance of the Class I-M-2 Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The Class I-M-2 Cap Notional Amount and strike rate for each Distribution Date occurring during the term of the Class II-M-2 Cap Agreement is set forth in this Free Writing Prospectus in Annex B.

Class I-M-3 Cap Agreement:
The Class I-M-3 Certificates will each have the benefit of an interest rate cap agreement (the “Class I-M-3 Cap Agreement”) provided by the Cap Provider. Pursuant to each Cap Agreement, commencing on the Distribution Date in February 2007 and ending immediately following the Distribution Date in January 2015, the Cap Provider will pay the Securities Administrator for the benefit of the Class A-4 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR, subject to a maximum rate of 8.65%, over a specified strike rate for the related Distribution Date; (2) the lesser of (a) the scheduled notional amount (the “Class I-M-3 Cap Notional Amount”) for the related Distribution Date and (b) the certificate principal balance of the Class I-M-3 Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The Class I-M-3 Cap Notional Amount and strike rate for each Distribution Date occurring during the term of the Class I-M-3 Cap Agreement is set forth in this Free Writing Prospectus in Annex C.

Credit Enhancement:
Subordination
The Group I Senior Certificates will have a payment priority over the Group I Mezzanine Certificates. Among the classes of Group I Mezzanine Certificates, each class of Group I Mezzanine Certificates with a lower numerical designation will have a payment priority over each class of Group I Mezzanine Certificates with a higher numerical designation.

		Initial CE%	Initial Targeted	Target CE%
Class	(S&P/Moody’s)	(approx.)	CE% (approx.)*	(approx.)**
I-A***	AAA / Aaa	7.25%	8.55%	17.10%
I-M-1	AA+ / Aa2	3.35%	4.65%	9.30%
I-M-2	A +/ A2	1.30%	2.60%	5.20%
I-M-3	BBB+ / Baa2	0.00%	1.30%	2.60%

* Prior to the Stepdown Date, based on the aggregate loan balance of the Group I Mortgage Loans as of the Cut-off Date.
** On or after the Stepdown Date, based on the aggregate loan balance of the Group I Mortgage Loans as of such date of determination.
*** Refers to the Group I Senior Certificates collectively.

Excess Spread and Overcollateralization

The Group I Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because the weighted average Net Mortgage Rate of the Group I Mortgage Loans will be higher than the weighted average pass-through rate on the Offered Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of Group I Mortgage Loans that is larger than the aggregate certificate principal balance of the Offered Certificates. Interest payments received in respect of the Group I Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates and related trust and supplemental interest trust expenses will be used to reduce the total certificate principal balance of the Group I Senior Certificates and the Group I Mezzanine Certificates until a level of overcollateralization equaling approximately 1.30% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date has been achieved. The Overcollateralization Amount will provide credit support to the Offered Certificates.

As of the Closing Date, the initial Overcollateralization Amount will be approximately 0.00% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Allocation of Losses:
Any Realized Losses on the Group I Mortgage Loans will be allocated on any Distribution Date in the following order of priority:

1. To Net Monthly Excess Cashflow;
2. To the Overcollateralization Amount, until reduced to zero;
3. To payments received from the Swap Provider, if any;
4. To the Class I-M-3 Certificates, until reduced to zero;
5. To the Class I-M-2 Certificates, until reduced to zero; and
6. To the Class I-M-1 Certificates, until reduced to zero.

There will be no allocation of Realized Losses to the Group I Senior Certificates. Investors in the Group I Senior Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Group I Mortgage Loans to distribute to the holders of the Group I Senior Certificates all principal and interest amounts to which they are then entitled.
Once Realized Losses have been allocated to the Group I Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, such allocated amounts will not be reinstated thereafter and no amounts will be distributed with respect to those written down amounts (even if Net Monthly Excess Cashflow and/or the Overcollateralization Amount are greater than zero on any subsequent Distribution Date).

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Group I Mortgage Loans exceeds the aggregate certificate principal balance of the Group I Senior Certificates and the Group I Mezzanine Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the holders of the Offered Certificates against shortfalls in payments on the Offered Certificates.

Prior to the Stepdown Date, the Required Overcollateralization Amount will be approximately 1.30% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.  After the Stepdown Date and so long as a Trigger Event is not in effect, the Required Overcollateralization Amount will be the greater of (i) approximately 2.60% of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow, if available, and amounts received in respect of the Interest Rate Swap Agreement, if available, will be applied first to pay principal on the Group I Senior Certificates and then to pay principal on the Group I Mezzanine Certificates until the Overcollateralization Amount equals the Required Overcollateralization Amount.

Required Overcollateralization Percentage:
With respect to any Distribution Date, a percentage equal to (a) the Required Overcollateralization Amount divided by (b) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period).

Overcollateralization Increase Amount:	With respect to any Distribution Date, the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Interest Rate Swap Agreement:
The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider acceptable to each of the rating agencies rating the Senior Certificates (the “Swap Provider”) commencing on the Distribution Date in January 2008 and terminating immediately following the Distribution Date in January 2012. The Interest Rate Swap Agreement will be held through a supplemental interest trust (the “Supplemental Interest Trust”). The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into the Interest Rate Swap Agreement with the Swap Provider. Pursuant to the Interest Rate Swap Agreement, on or prior to each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 of the product of (a) 5.20% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus in Annex D.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Swap Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on or prior to the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to the certificateholders.

•  Any Net Swap Payment for the related Distribution Date and any Net Swap Payment or portion thereof not distributed on any prior Distribution Date payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)  to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore (but in no instance to achieve) the Required Overcollateralization Amount prior to taking into account distributions made pursuant to clause (7) under “Payment Priority”;
(2)  to the Senior Certificates, the Senior Interest Distribution Amount for such Distribution Date and any Senior Interest Distribution Amount remaining unpaid from a prior Distribution Date, on a pro rata basis based on the entitlement of each such class, after giving effect to distributions of such amounts pursuant to clause (2) under “Payment Priority”;
(3)  to the Group I Mezzanine Certificates, in the order of the payment priority for each such class, the Interest Distribution Amount for such Distribution Date and any Interest Carry Forward Amounts for each such class and Distribution Date, after giving effect to distributions of such amounts pursuant to clause (3) under “Payment Priority” but prior to the distribution of Net Monthly Excess Cashflow pursuant to clause (8) under “Payment Priority”;
(4)  to the Class I-A-4 Certificates, any applicable Net WAC Rate Carryover Amounts, prior to giving effect to any withdrawals from the Supplemental Interest Trust from amounts available to be paid in respect of Net WAC Rate Carryover Amounts pursuant to clause (9) under “Payment Priority” and from payments received pursuant to the Class I-A-4 Cap Agreement on such Distribution Date; and
(5)  to the Class I-X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (5) above) be made other than to the extent of realized losses and Net WAC Rate Carryover Amounts. Furthermore, unless and until the Required Overcollateralization Amount has been reached, payments pursuant to clauses (4) and (5) above shall be limited to the positive difference between (a) the amount of such payment remaining after application of payments pursuant to clauses (1) through (3) above and (b) the Overcollateralization Increase Amount. In no event shall monies in the Supplemental Interest Trust be used to achieve the Required Overcollateralization Amount.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in February 2010, and (y) the first Distribution Date on which the Credit Enhancement Percentage (“Credit Enhancement Percentage” or also referred to as “CE %”) of the Group I Senior Certificates (calculated for this purpose only after taking into account the receipt of principal on the Group I Mortgage Loans, but prior to any distribution of principal to the holders of the Group I Certificates) is greater than or equal to approximately 17.10%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

Net WAC Pass-Through Rate:
With respect to each Distribution Date and the Offered Certificates (other than the Class I-A-4 Certificates), a per annum rate (adjusted in the case of the Class I-M-2 and Class I-M-3 Certificates for the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the related Due Period.

With respect to each Distribution Date and the Class I-A-4 Certificates, a per annum rate equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period over (b) the sum of (i) the product of (x) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the certificate principal balance of the Class I-A-4 Certificates immediately prior to the such Distribution Date and (y) 12 and (ii) the product of (x) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the certificate principal balance of the Class I-A-4 Certificates immediately prior to the such Distribution Date and (y) 12. The Net WAC Pass-Through Rate applicable to the Class I-A-4 Certificates will be adjusted on an actual/360 basis.

Net WAC Rate Carryover Amount:
On any Distribution Date, the “Net WAC Rate Carryover Amount” for any class of Offered Certificates will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest paid on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of available funds.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of the Interest Remittance Amount for that Distribution Date and the Principal Funds for that Distribution Date.

Principal Distribution Amount:
For any Distribution Date, an amount generally equal to the aggregate amount of the principal portion of all scheduled payments on the Group I Mortgage Loans due during the related Due Period (whether or not received prior to the Determination Date), all unscheduled payments of principal received during the related Prepayment Period, insurance proceeds, liquidation proceeds, and any principal amounts related to the repurchase of any Group I Mortgage Loans, that are received during the related Prepayment Period, in each case net of amounts reimbursable to the Trustee, the Servicers, the Credit Risk Manager and the Master Servicer plus the Overcollateralization Increase Amount, if any, or minus the Overcollateralization Reduction Amount, if any. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate certificate principal balance of the Offered Certificates.

Senior Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the aggregate certificate principal balance of the Group I Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 82.90% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

The Senior Principal Distribution Amount will generally be distributed to the holders of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, sequentially, in that order until the certificate principal balance of each such class is reduced to zero; provided that on any Distribution Date which occurs after the Certificate Principal Balances of the Group I Mezzanine Certificates have been reduced to zero, distributions in respect of principal to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates will be made concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class I-M-1 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cutoff Date.

Class I-M-2 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates and the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates and Class I-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Class I-M-3 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Group I Senior Certificates, the Class I-M-1 Principal Distribution Amount to the Class I-M-1 Certificates and the Class I-M-2 Principal Distribution Amount to the Class I-M-2 Certificates, in each case on such Distribution Date.
With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Group I Senior Certificates, Class I-M-1 Certificates and Class I-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class I-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97.40% and (ii) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Group I Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Coupon Step-up:
On each Distribution Date following the first possible date on which the Optional Termination with respect to the Group I Mortgage Loans may be exercised, the pass-through rates on the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-M-1 Certificates will increase by 0.50% per annum, subject to the Net WAC Pass-Through Rate.

Trigger Event:
A Trigger Event is in effect if either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (i) the aggregate stated principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Group I Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”)) by (ii) the aggregate stated principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [50.00]% of the Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses on the Group I Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date             Percentage
February 2010 to January 2011                  [0.30]%
February 2011 to January 2012                  [0.75]%
February 2012 to January 2013                  [1.35]%
February 2013 to January 2014                  [1.90]%
February 2014 to January 2015                  [2.25]%
February 2015 and thereafter                     [2.30]%

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.  From the Interest Remittance Amount, any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);
2.  From the remaining Interest Remittance Amount, to pay interest on the Group I Senior Certificates, pro rata, including any Interest Carry Forward Amount from a prior Distribution Date.
3.  From the remaining Interest Remittance Amount, to pay interest to the Group I Mezzanine Certificates sequentially excluding any Interest Carry Forward Amount from a prior Distribution Date.
4.  To the Supplemental Interest Trust from the Principal Distribution Amount, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date.
5.  From the remaining Principal Distribution Amount, to pay principal on the Group I Senior Certificates, in accordance with the principal payment provisions described in “Senior Principal Distribution Amount”, until the certificate principal balance of each such class has been reduced to zero.
6.  From the remaining Principal Distribution Amount to pay principal to the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, in the amounts specified under “Class I-M-1 Principal Distribution Amount”, “Class I-M-2 Principal Distribution Amount” and “Class I-M-3 Principal Distribution Amount”.
7.  From Net Monthly Excess Cashflow, if any, to the Group I Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount.
8.  From Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Group I Mezzanine Certificates, on a sequential basis.
9.  From Net Monthly Excess Cashflow, if any, to pay the applicable Net WAC Rate Carryover Amount on the Group I Senior Certificates, on a pro rata basis, and then to the Group I Mezzanine Certificates, on a sequential basis.

Payment Priority (Cont.):
10.  to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee; and
11.  To pay any remaining amount to the non-offered certificates in accordance with the pooling and servicing agreement.

Notwithstanding the foregoing, distributions pursuant to clauses (7), (8) and (9) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement, if any, and with respect to clause (9) above, prior to giving effect to payments, if any, received pursuant to the related Cap Agreement.

ANNEX A
The Cap Notional Amounts and strike rates for each Distribution Date during the term of the Class I-A-4 Cap Agreement will be the related notional amount and strike rate set forth below. The strike rate is subject to a maximum of 10.50%

Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)	Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
February-07	111,610,000.00	8.878030	November-09	25,324,491.43	7.161450
March-07	111,610,000.00	7.926850	December-09	30,088,784.07	7.400230
April-07	111,610,000.00	7.159770	January-10	34,668,037.35	7.161580
May-07	111,610,000.00	7.398470	February-10	39,069,424.72	7.161640
June-07	111,610,000.00	7.159840	March-10	39,069,424.72	7.929030
July-07	111,610,000.00	7.398540	April-10	39,069,424.72	7.161770
August-07	111,610,000.00	7.159910	May-10	39,069,424.72	7.400560
September-07	111,610,000.00	7.159950	June-10	39,069,424.72	7.161900
October-07	111,610,000.00	7.398660	July-10	39,069,424.72	7.400700
November-07	111,610,000.00	7.160050	August-10	40,641,253.47	7.162030
December-07	111,610,000.00	7.398780	September-10	43,406,104.47	7.162100
January-08	111,610,000.00	7.160160	October-10	46,063,497.87	7.400900
February-08	111,610,000.00	7.160220	November-10	48,617,601.88	7.162230
March-08	0.00	N/A	December-10	51,072,423.27	7.401040
April-08	0.00	N/A	January-11	53,431,813.66	7.162360
May-08	0.00	N/A	February-11	55,699,475.46	7.162430
June-08	0.00	N/A	March-11	56,084,775.99	7.929910
July-08	0.00	N/A	April-11	55,514,190.95	7.162570
August-08	0.00	N/A	May-11	54,926,404.70	7.401400
September-08	0.00	N/A	June-11	54,323,036.64	7.162710
October-08	0.00	N/A	July-11	53,705,620.56	7.401540
November-08	0.00	N/A	August-11	53,075,608.53	7.162850
December-08	0.00	N/A	September-11	52,434,374.55	7.162920
January-09	0.00	N/A	October-11	51,782,668.93	7.401760
February-09	0.00	N/A	November-11	51,121,526.78	7.163060
March-09	0.00	N/A	December-11	50,452,964.25	7.401910
April-09	0.00	N/A	January-12	49,777,987.22	7.163210
May-09	0.00	N/A	February-12	83,779,829.47	7.163280
June-09	0.00	N/A	March-12	81,740,571.31	7.657380
July-09	4,263,101.64	7.399910	April-12	79,750,577.39	7.163420
August-09	9,845,240.06	7.161260	May-12	77,808,663.94	7.402280
September-09	15,210,638.43	7.161330	June-12	75,913,675.52	7.163570
October-09	20,367,697.13	7.400100	July-12	74,064,484.34	7.402430

ANNEX A (continued)

Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
August-12	72,259,989.64	7.163720
September-12	70,499,116.98	7.163800
October-12	68,780,817.67	7.402670
November-12	67,104,068.13	7.163950
December-12	65,467,869.27	7.402830
January-13	63,871,245.95	7.164100
February-13	62,313,246.37	7.164180
March-13	60,792,941.54	7.931860
April-13	59,309,424.71	7.164340
May-13	57,861,810.87	7.403230
June-13	56,449,236.19	7.164490
July-13	55,070,857.55	7.403390
August-13	53,725,852.03	7.164660
September-13	52,413,416.43	7.164740
October-13	51,132,766.79	7.403650
November-13	49,883,137.95	7.164900
December-13	48,663,783.09	7.403820
January-14	47,473,973.28	7.165070
February-14	46,312,997.08	7.165150
March-14	45,180,160.08	7.932940
April-14	44,074,784.54	7.165320
May-14	42,996,208.97	7.404250
June-14	41,943,787.73	7.165490
July-14	40,916,890.67	7.404430
August-14	39,914,902.76	7.165670
September-14	38,937,223.72	7.165750
October-14	37,983,267.65	7.404700
November-14	37,052,462.72	7.165930
December-14	36,144,250.83	7.404890
January-15	35,258,087.25	7.166110
February-15 and thereafter	0.00	0.000000

ANNEX B
The Cap Notional Amounts and strike rates for each Distribution Date during the term of the Class I-M-2 Cap Agreement will be the related notional amount and strike rate set forth below. The strike rate is subject to a maximum of 9.75%
Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)	Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
February-07	8,658,000.00	8.128030	November-09	8,658,000.00	6.411450
March-07	8,658,000.00	7.176850	December-09	8,658,000.00	6.650230
April-07	8,658,000.00	6.409770	January-10	8,658,000.00	6.411580
May-07	8,658,000.00	6.648470	February-10	8,658,000.00	6.411640
June-07	8,658,000.00	6.409840	March-10	7,291,711.63	7.179030
July-07	8,658,000.00	6.648540	April-10	7,115,070.89	6.411770
August-07	8,658,000.00	6.409910	May-10	6,942,683.07	6.650560
September-07	8,658,000.00	6.409950	June-10	6,774,446.19	6.411900
October-07	8,658,000.00	6.648660	July-10	6,610,260.77	6.650700
November-07	8,658,000.00	6.410050	August-10	6,450,029.65	6.412030
December-07	8,658,000.00	6.648780	September-10	6,293,658.04	6.412100
January-08	8,658,000.00	6.410160	October-10	6,141,053.39	6.650900
February-08	8,658,000.00	6.410220	November-10	5,992,125.35	6.412230
March-08	8,658,000.00	6.904080	December-10	5,846,785.77	6.651040
April-08	8,658,000.00	6.410330	January-11	5,704,948.56	6.412360
May-08	8,658,000.00	6.649060	February-11	5,566,529.73	6.412430
June-08	8,658,000.00	6.410440	March-11	5,431,447.27	7.179910
July-08	8,658,000.00	6.649180	April-11	5,299,621.14	6.412570
August-08	8,658,000.00	6.410550	May-11	5,170,973.21	6.651400
September-08	8,658,000.00	6.410610	June-11	5,045,427.22	6.412710
October-08	8,658,000.00	6.649360	July-11	4,922,908.74	6.651540
November-08	8,658,000.00	6.410730	August-11	4,803,345.12	6.412850
December-08	8,658,000.00	6.649480	September-11	4,686,665.43	6.412920
January-09	8,658,000.00	6.410840	October-11	4,572,749.41	6.651760
February-09	8,658,000.00	6.410900	November-11	4,461,527.39	6.413060
March-09	8,658,000.00	7.178210	December-11	4,352,990.87	6.651910
April-09	8,658,000.00	6.411020	January-12	4,247,075.35	6.413210
May-09	8,658,000.00	6.649780	February-12	4,143,717.86	6.413280
June-09	8,658,000.00	6.411140	March-12	4,042,856.94	6.907380
July-09	8,658,000.00	6.649910	April-12	3,944,432.61	6.413420
August-09	8,658,000.00	6.411260	May-12	3,848,386.33	6.652280
September-09	8,658,000.00	6.411330	June-12	3,754,660.94	6.413570
October-09	8,658,000.00	6.650100	July-12	3,663,200.66	6.652430

ANNEX B (continued)

Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
August-12	3,573,951.05	6.413720
September-12	3,486,858.97	6.413800
October-12	3,401,872.55	6.652670
November-12	3,318,941.17	6.413950
December-12	3,238,015.41	6.652830
January-13	3,159,047.04	6.414100
February-13	3,081,988.99	6.414180
March-13	3,006,795.30	7.181860
April-13	2,933,421.13	6.414340
May-13	2,861,822.71	6.653230
June-13	2,791,957.32	6.414490
July-13	2,723,783.25	6.653390
August-13	2,657,259.80	6.414660
September-13	2,592,347.24	6.414740
October-13	2,529,006.81	6.653650
November-13	2,467,200.65	6.414900
December-13	2,406,891.83	6.653820
January-14	2,348,044.30	6.415070
February-14	2,290,622.87	6.415150
March-14	2,234,593.19	7.182940
April-14	2,179,921.74	6.415320
May-14	2,126,575.81	6.654250
June-14	2,074,523.47	6.415490
July-14	2,023,733.54	6.654430
August-14	1,974,175.60	6.415670
September-14	1,925,819.98	6.415750
October-14	1,878,637.68	6.654700
November-14	1,832,600.43	6.415930
December-14	1,787,680.62	6.654890
January-15	1,743,851.32	6.416110
February-15 and thereafter	0.00	0.000000

ANNEX C
The Cap Notional Amounts and strike rates for each Distribution Date during the term of the Class I-M-3 Cap Agreement will be the related notional amount and strike rate set forth below. The strike rate is subject to a maximum of 8.65%
Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)	Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
February-07	5,490,000.00	7.028030	November-09	5,490,000.00	5.311450
March-07	5,490,000.00	6.076850	December-09	5,490,000.00	5.550230
April-07	5,490,000.00	5.309770	January-10	5,490,000.00	5.311580
May-07	5,490,000.00	5.548470	February-10	5,490,000.00	5.311640
June-07	5,490,000.00	5.309840	March-10	4,623,642.51	6.079030
July-07	5,490,000.00	5.548540	April-10	4,511,635.39	5.311770
August-07	5,490,000.00	5.309910	May-10	4,402,325.02	5.550560
September-07	5,490,000.00	5.309950	June-10	4,295,646.75	5.311900
October-07	5,490,000.00	5.548660	July-10	4,191,537.49	5.550700
November-07	5,490,000.00	5.310050	August-10	4,089,935.64	5.312030
December-07	5,490,000.00	5.548780	September-10	3,990,781.09	5.312100
January-08	5,490,000.00	5.310160	October-10	3,894,015.14	5.550900
February-08	5,490,000.00	5.310220	November-10	3,799,580.53	5.312230
March-08	5,490,000.00	5.804080	December-10	3,707,421.33	5.551040
April-08	5,490,000.00	5.310330	January-11	3,617,482.98	5.312360
May-08	5,490,000.00	5.549060	February-11	3,529,712.20	5.312430
June-08	5,490,000.00	5.310440	March-11	3,444,057.00	6.079910
July-08	5,490,000.00	5.549180	April-11	3,360,466.63	5.312570
August-08	5,490,000.00	5.310550	May-11	3,278,891.53	5.551400
September-08	5,490,000.00	5.310610	June-11	3,199,283.37	5.312710
October-08	5,490,000.00	5.549360	July-11	3,121,594.94	5.551540
November-08	5,490,000.00	5.310730	August-11	3,045,780.17	5.312850
December-08	5,490,000.00	5.549480	September-11	2,971,794.09	5.312920
January-09	5,490,000.00	5.310840	October-11	2,899,560.43	5.551760
February-09	5,490,000.00	5.310900	November-11	2,829,035.04	5.313060
March-09	5,490,000.00	6.078210	December-11	2,760,212.51	5.551910
April-09	5,490,000.00	5.311020	January-12	2,693,051.94	5.313210
May-09	5,490,000.00	5.549780	February-12	2,627,513.40	5.313280
June-09	5,490,000.00	5.311140	March-12	2,563,557.94	5.807380
July-09	5,490,000.00	5.549910	April-12	2,501,147.50	5.313420
August-09	5,490,000.00	5.311260	May-12	2,440,244.97	5.552280
September-09	5,490,000.00	5.311330	June-12	2,380,814.11	5.313570
October-09	5,490,000.00	5.550100	July-12	2,322,819.54	5.552430

ANNEX C (continued)
Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (%) (subject to a permitted variance of plus or minus 10%)
August-12	2,266,226.76	5.313720
September-12	2,211,002.05	5.313800
October-12	2,157,112.53	5.552670
November-12	2,104,526.11	5.313950
December-12	2,053,211.44	5.552830
January-13	2,003,137.94	5.314100
February-13	1,954,275.76	5.314180
March-13	1,906,595.77	6.081860
April-13	1,860,069.53	5.314340
May-13	1,814,669.29	5.553230
June-13	1,770,367.95	5.314490
July-13	1,727,139.06	5.553390
August-13	1,684,956.83	5.314660
September-13	1,643,796.07	5.314740
October-13	1,603,632.17	5.553650
November-13	1,564,441.16	5.314900
December-13	1,526,199.60	5.553820
January-14	1,488,884.64	5.315070
February-14	1,426,870.24	5.315150
March-14	1,355,812.84	6.082940
April-14	1,286,477.97	5.315320
May-14	1,218,824.13	5.554250
June-14	1,152,810.82	5.315490
July-14	1,088,398.52	5.554430
August-14	1,025,548.66	5.315670
September-14	964,223.57	5.315750
October-14	904,386.51	5.554700
November-14	846,001.61	5.315930
December-14	789,033.86	5.554890
January-15	733,449.09	5.316110
February-15 and thereafter	0.00	0.000000

ANNEX D
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.
Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
January-08	111,610,000.00
February-08	111,610,000.00
March-08	111,610,000.00
April-08	111,610,000.00
May-08	111,610,000.00
June-08	111,610,000.00
July-08	111,610,000.00
August-08	111,610,000.00
September-08	111,610,000.00
October-08	111,610,000.00
November-08	111,610,000.00
December-08	111,610,000.00
January-09	111,610,000.00
February-09	111,610,000.00
March-09	111,610,000.00
April-09	111,610,000.00
May-09	111,610,000.00
June-09	111,610,000.00
July-09	107,346,898.36
August-09	101,764,759.94
September-09	96,399,361.57
October-09	91,242,302.87
November-09	86,285,508.57
December-09	81,521,215.93
January-10	76,941,962.65
February-10	72,540,575.28
March-10	72,540,575.28
April-10	72,540,575.28
May-10	72,540,575.28
June-10	72,540,575.28
July-10	72,540,575.28
August-10	70,968,746.53
September-10	68,203,895.53
October-10	65,546,502.13
November-10	62,992,398.12
December-10	60,537,576.73
January-11	58,178,186.34
February-11	55,910,524.54
March-11	53,731,032.30
April-11	51,636,288.46

ANNEX D (continued)
Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
May-11	49,623,004.36
June-11	47,688,018.79
July-11	45,828,292.96
August-11	44,040,905.83
September-11	42,323,049.56
October-11	40,671,542.10
November-11	39,083,940.06
December-11	37,558,055.21
January-12	36,091,577.46
February-12 and thereafter	0.00

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
I-A-1 (@ par)	Yield	5.903	5.786	5.672	5.560	5.451	5.343	5.132
	WAL	3.17	1.69	1.16	0.89	0.72	0.61	0.47
	Mod Durn	2.72	1.54	1.08	0.84	0.69	0.58	0.45
	Principal Window	1 - 82	1 - 43	1 - 29	1 - 22	1 - 17	1 - 14	1 - 11
	Principal # Months	82	43	29	22	17	14	11

I-A-2 (@ par)	Yield	5.905	5.855	5.803	5.750	5.695	5.639	5.523
	WAL	7.63	4.01	2.68	2.00	1.58	1.31	0.96
	Mod Durn	5.98	3.47	2.41	1.83	1.47	1.22	0.91
	Principal Window	82 - 101	43 - 53	29 - 36	22 - 27	17 - 21	14 - 17	11 - 13
	Principal # Months	20	11	8	6	5	4	3

I-A-3 (@ par)	Yield	5.881	5.851	5.817	5.780	5.737	5.697	5.609
	WAL	11.29	6.12	4.08	3.00	2.29	1.87	1.34
	Mod Durn	8.00	4.99	3.52	2.67	2.09	1.73	1.26
	Principal Window	101 - 175	53 - 99	36 - 66	27 - 49	21 - 35	17 - 29	13 - 20
	Principal # Months	75	47	31	23	15	13	8

I-A-4 (@ par)	Yield	5.737	5.737	5.737	5.737	5.737	5.737	5.737
	WAL	20.31	12.66	8.62	6.38	4.97	3.90	2.50
	Mod Durn	11.76	8.80	6.66	5.24	4.24	3.43	2.29
	Principal Window	175 - 285	99 - 187	66 - 129	49 - 96	35 - 75	29 - 60	20 - 42
	Principal # Months	111	89	64	48	41	32	23

I-M-1 (@ par)	Yield	6.240	6.224	6.204	6.183	6.166	6.153	6.142
	WAL	17.31	10.45	7.08	5.29	4.35	3.85	3.49
	Mod Durn	10.10	7.28	5.45	4.31	3.67	3.32	3.05
	Principal Window	117 - 285	61 - 187	41 - 129	37 - 96	38 - 75	39 - 60	42 - 42
	Principal # Months	169	127	89	60	38	22	1

I-M-2 (@ par)	Yield	6.147	6.147	6.147	6.147	6.147	6.147	6.147
	WAL	17.31	10.45	7.08	5.28	4.31	3.76	3.39
	Mod Durn	10.27	7.40	5.54	4.37	3.70	3.30	3.01
	Principal Window	117 - 285	61 - 187	41 - 129	37 - 96	37 - 75	38 - 60	39 - 42
	Principal # Months	169	127	89	60	39	23	4

I-M-3 (@ par)	Yield	7.278	7.278	7.278	7.278	7.278	7.278	7.278
	WAL	17.24	10.39	7.04	5.24	4.26	3.70	3.24
	Mod Durn	9.43	6.95	5.28	4.20	3.56	3.17	2.83
	Principal Window	117 - 285	61 - 187	41 - 129	37 - 96	37 - 75	37 - 60	38 - 42
	Principal # Months	169	127	89	60	39	24	5

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
I-A-1 (@ par)	Yield	5.903	5.786	5.672	5.560	5.451	5.343	5.132
	WAL	3.17	1.69	1.16	0.89	0.72	0.61	0.47
	Mod Durn	2.72	1.54	1.08	0.84	0.69	0.58	0.45
	Principal Window	1 - 82	1 - 43	1 - 29	1 - 22	1 - 17	1 - 14	1 - 11
	Principal # Months	82	43	29	22	17	14	11

I-A-2 (@ par)	Yield	5.905	5.855	5.803	5.750	5.695	5.639	5.523
	WAL	7.63	4.01	2.68	2.00	1.58	1.31	0.96
	Mod Durn	5.98	3.47	2.41	1.83	1.47	1.22	0.91
	Principal Window	82 - 101	43 - 53	29 - 36	22 - 27	17 - 21	14 - 17	11 - 13
	Principal # Months	20	11	8	6	5	4	3

I-A-3 (@ par)	Yield	5.881	5.851	5.817	5.780	5.737	5.697	5.609
	WAL	11.29	6.12	4.08	3.00	2.29	1.87	1.34
	Mod Durn	8.00	4.99	3.52	2.67	2.09	1.73	1.26
	Principal Window	101 - 175	53 - 99	36 - 66	27 - 49	21 - 35	17 - 29	13 - 20
	Principal # Months	75	47	31	23	15	13	8

I-A-4 (@ par)	Yield	5.744	5.756	5.764	5.769	5.772	5.776	5.777
	WAL	21.26	14.11	9.83	7.32	5.71	4.51	2.87
	Mod Durn	11.98	9.29	7.21	5.75	4.70	3.85	2.57
	Principal Window	175 - 356	99 - 342	66 - 284	49 - 222	35 - 176	29 - 143	20 - 99
	Principal # Months	182	244	219	174	142	115	80

I-M-1 (@ par)	Yield	6.246	6.242	6.232	6.217	6.202	6.191	6.208
	WAL	17.86	11.23	7.70	5.76	4.72	4.16	3.94
	Mod Durn	10.22	7.54	5.73	4.57	3.90	3.53	3.39
	Principal Window	117 - 345	61 - 283	41 - 208	37 - 158	38 - 124	39 - 100	42 - 69
	Principal # Months	229	223	168	122	87	62	28

I-M-2 (@ par)	Yield	6.151	6.157	6.161	6.163	6.163	6.164	6.161
	WAL	17.75	11.01	7.52	5.61	4.57	3.98	3.53
	Mod Durn	10.37	7.60	5.75	4.56	3.86	3.45	3.12
	Principal Window	117 - 331	61 - 250	41 - 179	37 - 134	37 - 105	38 - 85	39 - 59
	Principal # Months	215	190	139	98	69	48	21

I-M-3 (@ par)	Yield	7.280	7.283	7.286	7.287	7.287	7.288	7.286
	WAL	17.36	10.53	7.15	5.32	4.32	3.76	3.28
	Mod Durn	9.45	7.00	5.33	4.24	3.59	3.21	2.86
	Principal Window	117 - 308	61 - 214	41 - 150	37 - 112	37 - 87	37 - 70	38 - 49
	Principal # Months	192	154	110	76	51	34	12

Class I-A-4 Certificates Net WAC Table

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	8.88%	33	7.40%	65	7.16%
2	7.93%	34	7.16%	66	7.40%
3	7.16%	35	7.40%	67	7.16%
4	7.40%	36	7.16%	68	7.16%
5	7.16%	37	7.16%	69	7.40%
6	7.40%	38	7.77%	70	7.16%
7	7.16%	39	7.16%	71	7.40%
8	7.16%	40	7.40%	72	7.16%
9	7.40%	41	7.16%	73	7.16%
10	7.16%	42	7.40%	74	7.93%
11	7.40%	43	7.16%	75	7.16%
12	7.16%	44	7.16%	76	7.40%
13	7.16%	45	7.40%	77	7.16%
14	7.59%	46	7.16%	78	7.40%
15	7.16%	47	7.40%	79	7.16%
16	7.40%	48	7.16%	80	7.16%
17	7.16%	49	7.16%	81	7.40%
18	7.40%	50	7.81%	82	7.16%
19	7.16%	51	7.16%	83	7.40%
20	7.16%	52	7.40%	84	7.17%
21	7.40%	53	7.16%	85	7.17%
22	7.16%	54	7.40%	86	7.93%
23	7.40%	55	7.16%	87	7.17%
24	7.16%	56	7.16%	88	7.40%
25	7.16%	57	7.40%	89	7.17%
26	7.68%	58	7.16%	90	7.40%
27	7.16%	59	7.40%	91	7.17%
28	7.40%	60	7.16%	92	7.17%
29	7.16%	61	7.16%	93	7.40%
30	7.40%	62	7.66%	94	7.17%
31	7.16%	63	7.16%	95	7.40%
32	7.16%	64	7.40%	96	7.17%

Note: One Month LIBOR = 5.32%
Note: Run at 100% PPC

Class I-M-2 and Class I-M-3 Certificates Net WAC Table

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	8.88%	33	7.40%	65	7.16%
2	7.93%	34	7.16%	66	7.40%
3	7.16%	35	7.40%	67	7.16%
4	7.40%	36	7.16%	68	7.16%
5	7.16%	37	7.16%	69	7.40%
6	7.40%	38	7.93%	70	7.16%
7	7.16%	39	7.16%	71	7.40%
8	7.16%	40	7.40%	72	7.16%
9	7.40%	41	7.16%	73	7.16%
10	7.16%	42	7.40%	74	7.93%
11	7.40%	43	7.16%	75	7.16%
12	7.16%	44	7.16%	76	7.40%
13	7.16%	45	7.40%	77	7.16%
14	7.65%	46	7.16%	78	7.40%
15	7.16%	47	7.40%	79	7.16%
16	7.40%	48	7.16%	80	7.16%
17	7.16%	49	7.16%	81	7.40%
18	7.40%	50	7.93%	82	7.16%
19	7.16%	51	7.16%	83	7.40%
20	7.16%	52	7.40%	84	7.17%
21	7.40%	53	7.16%	85	7.17%
22	7.16%	54	7.40%	86	7.93%
23	7.40%	55	7.16%	87	7.17%
24	7.16%	56	7.16%	88	7.40%
25	7.16%	57	7.40%	89	7.17%
26	7.93%	58	7.16%	90	7.40%
27	7.16%	59	7.40%	91	7.17%
28	7.40%	60	7.16%	92	7.17%
29	7.16%	61	7.16%	93	7.40%
30	7.40%	62	7.66%	94	7.17%
31	7.16%	63	7.16%	95	7.40%
32	7.16%	64	7.40%	96	7.17%

Note: One Month LIBOR = 5.32%
Note: Run at 100% PPC

Class I-A-4 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
1	N/A	N/A
2	5.67%	10.50%
3	5.67%	10.50%
4	5.67%	10.50%
5	5.67%	10.50%
6	5.67%	10.50%
7	5.67%	10.50%
8	5.67%	10.50%
9	5.67%	10.50%
10	5.67%	10.50%
11	5.67%	10.50%
12	5.67%	10.50%
13	5.67%	10.50%
14	5.67%	15.01%
15	5.67%	11.34%
16	5.67%	10.85%
17	5.67%	10.85%
18	5.67%	10.85%
19	5.67%	10.85%
20	5.67%	10.85%
21	5.67%	10.85%
22	5.67%	10.85%
23	5.67%	10.85%
24	5.67%	10.85%
25	5.67%	10.85%
26	5.67%	10.85%
27	5.67%	10.85%
28	5.67%	10.85%
29	5.67%	10.85%
30	5.67%	10.85%
31	5.67%	10.85%
32	5.67%	10.85%
33	5.67%	10.85%
34	5.67%	10.85%
35	5.67%	10.85%
36	5.67%	10.85%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 10.50%
** Includes Cap Agreement Payments

Class I-A-4 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
37	5.67%	10.85%
38	5.67%	10.85%
39	5.67%	10.85%
40	5.67%	10.85%
41	5.67%	10.85%
42	5.67%	10.85%
43	5.67%	10.85%
44	5.67%	10.85%
45	5.67%	10.85%
46	5.67%	10.85%
47	5.67%	10.85%
48	5.67%	10.85%
49	5.67%	10.85%
50	5.67%	10.85%
51	5.67%	10.85%
52	5.67%	10.85%
53	5.67%	10.85%
54	5.67%	10.85%
55	5.67%	10.85%
56	5.67%	10.85%
57	5.67%	10.85%
58	5.67%	10.85%
59	5.67%	10.85%
60	5.67%	10.85%
61	5.67%	10.85%
62	5.67%	10.85%
63	5.67%	10.85%
64	5.67%	10.85%
65	5.67%	10.85%
66	5.67%	10.85%
67	5.67%	10.85%
68	5.67%	10.85%
69	5.67%	10.85%
70	5.67%	10.85%
71	5.67%	10.85%
72	5.67%	10.85%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 10.50%
** Includes Cap Agreement Payments

Class I-A-4 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
73	5.67%	10.85%
74	5.67%	10.85%
75	5.67%	10.85%
76	5.67%	10.85%
77	5.67%	10.85%
78	5.67%	10.85%
79	5.67%	10.85%
80	5.67%	10.85%
81	5.67%	10.85%
82	5.67%	10.85%
83	5.67%	10.85%
84	5.67%	10.85%
85	5.67%	10.84%
86	5.67%	10.86%
87	5.67%	10.85%
88	5.67%	10.85%
89	5.67%	10.85%
90	5.67%	10.85%
91	5.67%	10.85%
92	5.67%	10.85%
93	5.67%	10.85%
94	5.67%	10.85%
95	5.67%	10.85%
96	5.67%	10.85%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 10.50%
** Includes Cap Agreement Payments

Class I-M-2 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
1	N/A	N/A
2	6.07%	10.50%
3	6.07%	10.50%
4	6.07%	10.50%
5	6.07%	10.50%
6	6.07%	10.50%
7	6.07%	10.50%
8	6.07%	10.50%
9	6.07%	10.50%
10	6.07%	10.50%
11	6.07%	10.50%
12	6.07%	10.50%
13	6.07%	10.50%
14	6.07%	10.50%
15	6.07%	10.50%
16	6.07%	10.50%
17	6.07%	10.50%
18	6.07%	10.50%
19	6.07%	10.50%
20	6.07%	10.50%
21	6.07%	10.50%
22	6.07%	10.50%
23	6.07%	10.50%
24	6.07%	10.50%
25	6.07%	10.50%
26	6.07%	10.50%
27	6.07%	10.50%
28	6.07%	10.50%
29	6.07%	10.50%
30	6.07%	10.50%
31	6.07%	10.50%
32	6.07%	10.50%
33	6.07%	10.50%
34	6.07%	10.50%
35	6.07%	10.50%
36	6.07%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 9.75%
** Includes Cap Agreement Payments

Class I-M-2 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
37	6.07%	10.50%
38	6.07%	10.50%
39	6.07%	10.50%
40	6.07%	10.50%
41	6.07%	10.50%
42	6.07%	10.50%
43	6.07%	10.50%
44	6.07%	10.50%
45	6.07%	10.50%
46	6.07%	10.50%
47	6.07%	10.50%
48	6.07%	10.50%
49	6.07%	10.50%
50	6.07%	10.50%
51	6.07%	10.50%
52	6.07%	10.50%
53	6.07%	10.50%
54	6.07%	10.50%
55	6.07%	10.50%
56	6.07%	10.50%
57	6.07%	10.50%
58	6.07%	10.50%
59	6.07%	10.50%
60	6.07%	10.50%
61	6.07%	10.50%
62	6.07%	10.50%
63	6.07%	10.50%
64	6.07%	10.50%
65	6.07%	10.50%
66	6.07%	10.50%
67	6.07%	10.50%
68	6.07%	10.50%
69	6.07%	10.50%
70	6.07%	10.50%
71	6.07%	10.50%
72	6.07%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 9.75%
** Includes Cap Agreement Payments

Class I-M-2 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
73	6.07%	10.50%
74	6.07%	10.50%
75	6.07%	10.50%
76	6.07%	10.50%
77	6.07%	10.50%
78	6.07%	10.50%
79	6.07%	10.50%
80	6.07%	10.50%
81	6.07%	10.50%
82	6.07%	10.50%
83	6.07%	10.50%
84	6.07%	10.50%
85	6.07%	10.50%
86	6.07%	10.50%
87	6.07%	10.50%
88	6.07%	10.50%
89	6.07%	10.50%
90	6.07%	10.50%
91	6.07%	10.50%
92	6.07%	10.50%
93	6.07%	10.50%
94	6.07%	10.50%
95	6.07%	10.50%
96	6.07%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 9.75%
** Includes Cap Agreement Payments

Class I-M-3 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
1	N/A	N/A
2	7.17%	10.50%
3	7.17%	10.50%
4	7.17%	10.50%
5	7.17%	10.50%
6	7.17%	10.50%
7	7.17%	10.50%
8	7.17%	10.50%
9	7.17%	10.50%
10	7.17%	10.50%
11	7.17%	10.50%
12	7.17%	10.50%
13	7.17%	10.50%
14	7.17%	10.50%
15	7.17%	10.50%
16	7.17%	10.50%
17	7.17%	10.50%
18	7.17%	10.50%
19	7.17%	10.50%
20	7.17%	10.50%
21	7.17%	10.50%
22	7.17%	10.50%
23	7.17%	10.50%
24	7.17%	10.50%
25	7.17%	10.50%
26	7.17%	10.50%
27	7.17%	10.50%
28	7.17%	10.50%
29	7.17%	10.50%
30	7.17%	10.50%
31	7.17%	10.50%
32	7.17%	10.50%
33	7.17%	10.50%
34	7.17%	10.50%
35	7.17%	10.50%
36	7.17%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 8.65%
** Includes Cap Agreement Payments

Class I-M-3 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
37	7.17%	10.50%
38	7.17%	10.50%
39	7.17%	10.50%
40	7.17%	10.50%
41	7.17%	10.50%
42	7.17%	10.50%
43	7.17%	10.50%
44	7.17%	10.50%
45	7.17%	10.50%
46	7.17%	10.50%
47	7.17%	10.50%
48	7.17%	10.50%
49	7.17%	10.50%
50	7.17%	10.50%
51	7.17%	10.50%
52	7.17%	10.50%
53	7.17%	10.50%
54	7.17%	10.50%
55	7.17%	10.50%
56	7.17%	10.50%
57	7.17%	10.50%
58	7.17%	10.50%
59	7.17%	10.50%
60	7.17%	10.50%
61	7.17%	10.50%
62	7.17%	10.50%
63	7.17%	10.50%
64	7.17%	10.50%
65	7.17%	10.50%
66	7.17%	10.50%
67	7.17%	10.50%
68	7.17%	10.50%
69	7.17%	10.50%
70	7.17%	10.50%
71	7.17%	10.50%
72	7.17%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 8.65%
** Includes Cap Agreement Payments

Class I-M-3 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
73	7.17%	10.50%
74	7.17%	10.50%
75	7.17%	10.50%
76	7.17%	10.50%
77	7.17%	10.50%
78	7.17%	10.50%
79	7.17%	10.50%
80	7.17%	10.50%
81	7.17%	10.50%
82	7.17%	10.50%
83	7.17%	10.50%
84	7.17%	10.50%
85	7.17%	10.50%
86	7.17%	10.50%
87	7.17%	10.50%
88	7.17%	10.50%
89	7.17%	10.50%
90	7.17%	10.50%
91	7.17%	10.50%
92	7.17%	10.50%
93	7.17%	10.50%
94	7.17%	10.50%
95	7.17%	10.50%
96	7.17%	10.50%

Run at 100% PPC
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 8.65%
** Includes Cap Agreement Payments

Excess Spread Table
Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)	Period	Forward 1 mo LIBOR (%)	Excess Spread at Forward LIBOR (%)	Excess Spread at Static LIBOR (%)
1	5.320	1.79	1.79	49	4.942	1.92	1.73
2	5.346	1.62	1.63	50	4.954	2.20	2.03
3	5.342	1.46	1.47	51	4.965	1.91	1.73
4	5.309	1.54	1.53	52	4.976	2.00	1.83
5	5.286	1.49	1.48	53	4.985	1.90	1.73
6	5.240	1.58	1.55	54	4.993	2.00	1.83
7	5.180	1.55	1.50	55	5.000	1.89	1.72
8	5.125	1.58	1.51	56	5.005	1.89	1.72
9	5.074	1.67	1.59	57	5.009	1.99	1.83
10	5.030	1.64	1.53	58	5.011	1.89	1.72
11	4.998	1.73	1.61	59	5.012	1.99	1.82
12	4.983	1.67	1.65	60	5.010	1.89	1.72
13	4.963	1.67	1.66	61	5.010	1.90	1.61
14	4.926	1.71	1.69	62	5.014	2.22	1.95
15	4.891	1.69	1.67	63	5.018	1.89	1.61
16	4.858	1.71	1.69	64	5.021	2.05	1.78
17	4.828	1.71	1.68	65	5.025	1.88	1.61
18	4.802	1.73	1.70	66	5.029	2.04	1.78
19	4.779	1.72	1.69	67	5.033	1.88	1.61
20	4.761	1.73	1.70	68	5.037	1.87	1.61
21	4.747	1.75	1.72	69	5.041	2.03	1.78
22	4.740	1.75	1.72	70	5.045	1.87	1.61
23	4.739	1.77	1.74	71	5.049	2.03	1.78
24	4.744	1.76	1.73	72	5.053	1.86	1.61
25	4.755	1.77	1.73	73	5.058	1.85	1.61
26	4.765	1.82	1.79	74	5.065	2.34	2.13
27	4.776	1.78	1.74	75	5.071	1.84	1.61
28	4.788	1.80	1.77	76	5.076	2.00	1.78
29	4.798	1.79	1.76	77	5.080	1.83	1.61
30	4.809	1.82	1.78	78	5.084	2.00	1.78
31	4.818	1.81	1.75	79	5.087	1.83	1.61
32	4.825	1.82	1.75	80	5.090	1.83	1.61
33	4.830	1.87	1.79	81	5.091	1.99	1.78
34	4.832	1.85	1.75	82	5.092	1.82	1.61
35	4.832	1.91	1.79	83	5.092	1.99	1.78
36	4.828	1.87	1.74	84	5.091	1.83	1.61
37	4.834	1.89	1.74	85	5.088	1.83	1.62
38	4.850	2.04	1.91	86	5.085	2.33	2.13
39	4.867	1.87	1.73	87	5.083	1.85	1.63
40	4.882	1.93	1.80	88	5.083	2.01	1.80
41	4.896	1.87	1.74	89	5.084	1.86	1.64
42	4.908	1.94	1.81	90	5.086	2.02	1.81
43	4.919	1.88	1.74	91	5.089	1.86	1.65
44	4.927	1.88	1.74	92	5.094	1.86	1.65
45	4.934	1.96	1.82	93	5.100	2.03	1.83
46	4.938	1.90	1.74	94	5.108	1.86	1.67
47	4.939	1.99	1.82	95	5.118	2.02	1.84
48	4.937	1.91	1.73	96	5.129	1.85	1.68
Note: Run at 100% PPC
Note: Static One-Month LIBOR = 5.320%

Breakeven Losses
I-M-1
Loss Severity	30%	40%	50%
CDR	9.46 CDR	6.88 CDR	5.4 CDR
Collateral Loss	7.90%	8.15%	8.29%

I-M-2
Loss Severity	30%	40%	50%
CDR	6.82 CDR	5.04 CDR	3.99 CDR
Collateral Loss	6.06%	6.25%	6.35%

I-M-3
Loss Severity	30%	40%	50%
CDR	5.47 CDR	4.09 CDR	3.26 CDR
Collateral Loss	5.03%	5.20%	5.29%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and Interest Advance

Product Type of the Group I Mortgage Loans
Product Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
Balloon 30/15	4	$1,314,112.66	0.31%	6.767%	703	69.85%	176
Balloon 40/30	130	32,290,196.15	7.65	7.785	680	79.05	356
Fixed 15yr	35	6,381,364.23	1.51	6.625	724	64.71	176
Fixed 20yr	6	1,484,873.71	0.35	6.817	687	71.70	236
Fixed 30yr	951	194,449,013.22	46.04	7.720	692	76.19	356
Fixed 30yr - IO	562	176,803,085.37	41.86	7.703	694	75.49	356
Fixed 40yr	43	9,597,517.17	2.27	7.503	686	77.99	476
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Lien of the Group I Mortgage Loans
Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
First Lien	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Principal Balances at Origination of the Group I Mortgage Loans
Principal Balance at Origination ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
0.01 - 50,000.00	43	$1,823,962.45	0.43%	8.469%	696	74.42%	348
50,000.01 - 100,000.00	260	20,527,584.04	4.86	8.069	696	73.96	352
100,000.01 - 150,000.00	323	41,023,377.14	9.71	7.867	692	75.44	352
150,000.01 - 200,000.00	309	54,626,193.23	12.93	7.790	687	77.07	357
200,000.01 - 250,000.00	200	44,763,210.29	10.60	7.760	690	79.22	358
250,000.01 - 300,000.00	160	44,094,657.36	10.44	7.553	690	76.69	357
300,000.01 - 350,000.00	107	35,094,680.27	8.31	7.593	689	74.85	361
350,000.01 - 400,000.00	60	22,530,106.08	5.33	7.429	698	77.22	350
400,000.01 - 450,000.00	61	26,094,931.58	6.18	7.421	700	75.64	352
450,000.01 - 500,000.00	47	22,323,682.28	5.29	7.576	705	77.17	355
500,000.01 - 550,000.00	39	20,501,727.21	4.85	7.441	687	77.78	354
550,000.01 - 600,000.00	31	17,852,590.42	4.23	7.630	685	76.75	356
600,000.01 - 650,000.00	35	21,789,714.99	5.16	7.788	698	76.50	350
650,000.01 - 700,000.00	15	10,233,883.86	2.42	8.124	688	75.06	355
700,000.01 - 750,000.00	12	8,667,887.46	2.05	7.672	698	73.71	341
750,000.01 - 800,000.00	2	1,599,989.95	0.38	7.125	707	71.02	354
800,000.01 - 850,000.00	2	1,680,000.00	0.40	7.188	674	80.00	356
850,000.01 - 900,000.00	3	2,642,583.10	0.63	7.458	735	70.33	356
900,000.01 - 950,000.00	3	2,785,599.99	0.66	7.777	649	67.97	356
950,000.01 - 1,000,000.00	10	9,641,236.66	2.28	7.985	689	69.78	356
1,050,000.01 - 1,100,000.00	1	1,070,243.49	0.25	7.000	761	63.09	357
1,150,000.01 - 1,200,000.00	3	3,514,935.56	0.83	8.123	661	68.41	357
1,200,000.01 - 1,250,000.00	1	1,222,500.00	0.29	7.750	687	75.00	357
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.33	8.000	662	66.67	356
1,450,000.01 - 1,500,000.00	1	1,500,000.00	0.36	7.000	643	53.57	356
1,550,000.01 - 1,600,000.00	1	1,569,999.99	0.37	7.000	744	61.09	357
1,700,000.01 - 1,750,000.00	1	1,744,885.11	0.41	7.625	769	68.63	356
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Remaining Principal Balance of the Group I Mortgage Loans
Remaining Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
0.01 - 50,000.00	43	$1,823,962.45	0.43%	8.469%	696	74.42%	348
50,000.01 - 100,000.00	260	20,527,584.04	4.86	8.069	696	73.96	352
100,000.01 - 150,000.00	325	41,322,411.27	9.78	7.865	692	75.43	352
150,000.01 - 200,000.00	308	54,515,332.54	12.91	7.793	687	77.10	357
200,000.01 - 250,000.00	200	44,824,928.75	10.61	7.761	690	79.30	358
250,000.01 - 300,000.00	159	43,844,765.46	10.38	7.548	690	76.59	357
300,000.01 - 350,000.00	109	35,789,041.92	8.47	7.571	690	74.75	361
350,000.01 - 400,000.00	58	21,835,744.43	5.17	7.460	697	77.47	350
400,000.01 - 450,000.00	61	26,094,931.58	6.18	7.421	700	75.64	352
450,000.01 - 500,000.00	47	22,323,682.28	5.29	7.576	705	77.17	355
500,000.01 - 550,000.00	40	21,051,476.23	4.98	7.488	687	77.83	354
550,000.01 - 600,000.00	31	17,896,893.49	4.24	7.526	686	76.10	350
600,000.01 - 650,000.00	34	21,195,662.90	5.02	7.838	697	76.95	355
650,000.01 - 700,000.00	16	10,925,949.82	2.59	7.974	693	75.37	344
700,000.01 - 750,000.00	11	7,975,821.50	1.89	7.839	692	73.17	356
750,000.01 - 800,000.00	3	2,385,308.19	0.56	7.084	714	61.36	355
800,000.01 - 850,000.00	2	1,680,000.00	0.40	7.188	674	80.00	356
850,000.01 - 900,000.00	3	2,642,583.10	0.63	7.458	735	70.33	356
900,000.01 - 950,000.00	3	2,785,599.99	0.66	7.777	649	67.97	356
950,000.01 - 1,000,000.00	9	8,855,918.42	2.10	8.073	686	72.28	356
1,050,000.01 - 1,100,000.00	1	1,070,243.49	0.25	7.000	761	63.09	357
1,150,000.01 - 1,200,000.00	3	3,514,935.56	0.83	8.123	661	68.41	357
1,200,000.01 - 1,250,000.00	1	1,222,500.00	0.29	7.750	687	75.00	357
1,350,000.01 - 1,400,000.00	1	1,400,000.00	0.33	8.000	662	66.67	356
1,450,000.01 - 1,500,000.00	1	1,500,000.00	0.36	7.000	643	53.57	356
1,550,000.01 - 1,600,000.00	1	1,569,999.99	0.37	7.000	744	61.09	357
1,700,000.01 - 1,750,000.00	1	1,744,885.11	0.41	7.625	769	68.63	356
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Original Term of the Group I Mortgage Loans
Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
180	39	$7,695,476.89	1.82%	6.649%	720	65.59%	176
240	6	1,484,873.71	0.35	6.817	687	71.70	236
360	1,643	403,542,294.74	95.55	7.718	692	76.11	356
480	43	9,597,517.17	2.27	7.503	686	77.99	476
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Remaining Term of the Group I Mortgage Loans
Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
121-180	39	$7,695,476.89	1.82%	6.649%	720	65.59%	176
181-240	6	1,484,873.71	0.35	6.817	687	71.70	236
301-360	1,643	403,542,294.74	95.55	7.718	692	76.11	356
361-480	43	9,597,517.17	2.27	7.503	686	77.99	476
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Original Loan-to-Value of the Group I Mortgage Loans
Original Loan-to-Value (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
0.01- 49.99	72	$12,677,735.64	3.00%	7.182%	696	39.46%	338
50.00- 54.99	32	9,151,183.76	2.17	7.059	680	52.68	354
55.00- 59.99	47	10,247,662.34	2.43	7.202	675	57.38	349
60.00- 64.99	65	20,023,491.65	4.74	7.280	692	61.87	349
65.00- 69.99	90	23,932,403.96	5.67	7.403	679	67.27	355
70.00- 74.99	159	45,380,326.97	10.75	7.646	688	71.62	352
75.00- 79.99	253	61,797,047.14	14.63	7.665	682	76.93	356
80.00	803	198,872,588.35	47.09	7.786	696	80.00	356
80.01- 84.99	7	2,236,571.09	0.53	7.303	726	82.91	356
85.00- 89.99	24	4,175,444.38	0.99	8.087	674	86.61	372
90.00- 94.99	72	13,422,501.50	3.18	8.060	698	90.66	362
95.00- 99.99	66	12,675,429.91	3.00	8.389	706	95.00	359
100.00	41	7,727,775.82	1.83	7.986	726	100.00	358
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Original Combined Loan-to-Value of the Group I Mortgage Loans
Original Combined Loan-to-Value (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
0.01- 49.99	72	$12,677,735.64	3.00%	7.182%	696	39.46%	338
50.00- 54.99	31	9,011,624.61	2.13	7.056	680	52.69	353
55.00- 59.99	45	10,098,899.07	2.39	7.191	674	57.37	349
60.00- 64.99	60	17,848,080.80	4.23	7.279	695	61.78	349
65.00- 69.99	70	17,931,896.07	4.25	7.309	669	67.48	354
70.00- 74.99	97	28,231,468.09	6.68	7.565	683	71.48	350
75.00- 79.99	137	35,170,017.24	8.33	7.597	676	76.05	358
80.00	242	67,493,915.51	15.98	7.587	690	79.28	350
80.01- 84.99	16	5,291,902.93	1.25	7.311	694	75.81	356
85.00- 89.99	59	15,735,040.11	3.73	7.657	680	79.52	356
90.00- 94.99	242	56,856,959.23	13.46	7.887	697	81.09	359
95.00- 99.99	212	53,607,659.70	12.69	7.961	702	82.40	357
100.00	448	92,364,963.51	21.87	7.930	703	81.01	359
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Mortgage Rate of the Group I Mortgage Loans
Mortgage Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
5.500 - 5.999	5	$1,881,542.54	0.45%	5.662%	756	58.42%	266
6.000 - 6.499	50	14,896,909.97	3.53	6.258	718	70.59	320
6.500 - 6.999	224	64,521,902.51	15.28	6.749	706	72.88	357
7.000 - 7.499	288	75,596,800.29	17.90	7.174	699	73.75	354
7.500 - 7.999	519	130,371,831.55	30.87	7.700	688	76.03	357
8.000 - 8.499	274	57,954,228.26	13.72	8.161	688	78.12	359
8.500 - 8.999	217	44,465,651.19	10.53	8.687	674	79.97	355
9.000 - 9.499	106	24,591,518.47	5.82	9.122	685	80.01	357
9.500 - 9.999	36	6,738,183.31	1.60	9.611	677	83.16	354
10.000 -10.499	4	371,402.61	0.09	10.103	681	86.16	415
10.500 -10.999	5	573,398.99	0.14	10.713	642	83.65	356
11.000 -11.499	1	186,028.56	0.04	11.000	634	90.00	355
11.500 -11.999	2	170,764.26	0.04	11.536	627	89.30	353
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

FICO Score at Origination of the Group I Mortgage Loans
FICO Score at Origination	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
575-599	22	$3,697,219.10	0.88%	8.397%	589	63.57%	365
600-624	90	20,389,139.34	4.83	8.012	617	72.27	359
625-649	266	67,857,494.29	16.07	7.940	637	74.81	358
650-674	311	80,114,163.78	18.97	7.821	663	75.60	351
675-699	325	73,330,631.10	17.36	7.664	687	77.30	358
700+	703	174,122,434.54	41.23	7.486	740	76.72	353
None	14	2,809,080.36	0.67	8.030	N/A	72.58	356
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Documentation Type of the Group I Mortgage Loans
Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
Alternative Documentation	5	$1,209,308.90	0.29%	6.833%	696	75.23%	354
Full Documentation	225	43,175,367.01	10.22	7.281	708	76.87	353
Limited Documentation	6	1,944,544.29	0.46	7.588	674	78.58	356
No Documentation	293	61,013,133.93	14.45	7.918	692	73.31	351
No Ratio	460	118,024,981.78	27.95	7.715	692	77.33	358
Reduced Documentation	640	166,101,700.62	39.33	7.682	690	75.70	355
Stated Documentation	102	30,851,125.98	7.31	7.804	686	75.76	353
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Occupancy Status of the Group I Mortgage Loans
Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
Investor	532	$97,496,940.48	23.09%	8.131%	699	75.47%	353
Primary	1,130	306,011,924.86	72.46	7.531	689	75.98	356
Second Home	69	18,811,297.17	4.45	7.997	711	77.85	349
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Loan Purpose of the Group I Mortgage Loans
Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
Cash Out Refinance	604	$158,769,210.77	37.59%	7.585%	680	71.57%	355
Purchase	983	225,101,908.50	53.30	7.847	701	79.63	356
Rate/Term Refinance	144	38,449,043.24	9.10	7.210	693	72.45	347
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Property Type of the Group I Mortgage Loans
Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
2 Units	131	$37,743,022.41	8.94%	7.731%	696	76.40%	355
3 Units	84	27,771,454.43	6.58	8.234	685	75.94	356
4 Units	52	18,683,013.66	4.42	8.063	704	74.23	353
Condo High-Rise	19	5,753,372.31	1.36	7.916	700	79.09	360
Condo Low-Rise	155	30,747,221.72	7.28	7.705	693	78.10	356
Condotel	4	1,540,789.02	0.36	7.959	723	74.99	355
Cooperative	5	1,402,515.82	0.33	8.562	626	77.41	377
PUD - Attached	118	31,682,692.30	7.50	7.637	681	79.05	349
PUD - Detached	168	43,351,979.24	10.27	7.419	694	75.15	361
Single Family Attached	36	8,171,133.62	1.93	8.034	726	75.11	358
Single Family Detached	957	215,257,603.92	50.97	7.614	691	75.35	354
Townhouse	2	215,364.06	0.05	8.023	675	80.00	356
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Geographic Distribution of the Group I Mortgage Loans
Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
AL	12	$1,520,231.25	0.36%	7.867%	685	79.67%	356
AR	6	1,036,431.52	0.25	7.667	659	72.17	356
AZ	58	17,076,135.97	4.04	7.302	707	71.49	358
CA	156	59,859,495.33	14.17	7.312	698	72.86	351
CO	15	3,465,262.36	0.82	7.516	711	81.27	363
CT	70	15,443,406.66	3.66	7.984	686	77.23	356
DC	5	1,373,002.27	0.33	7.902	674	75.05	356
DE	3	262,701.76	0.06	8.138	687	77.28	356
FL	328	70,814,489.63	16.77	7.674	691	76.99	353
GA	55	8,399,582.94	1.99	8.134	706	80.71	356
HI	12	4,496,098.35	1.06	7.324	697	70.49	352
IA	2	150,005.76	0.04	9.286	672	82.67	357
ID	3	489,284.70	0.12	7.702	703	67.05	356
IL	50	7,222,454.82	1.71	8.049	702	81.75	360
IN	28	1,834,546.60	0.43	8.391	686	79.82	359
KS	1	178,076.07	0.04	6.875	710	80.00	476
KY	7	987,832.31	0.23	7.806	722	79.67	367
LA	11	1,477,944.92	0.35	7.532	690	75.20	366
MA	58	17,786,266.72	4.21	8.175	693	78.82	358
MD	61	15,164,101.80	3.59	7.346	687	74.52	352
ME	10	2,050,204.80	0.49	7.675	713	76.88	355
MI	26	2,410,581.32	0.57	8.055	706	79.32	344
MN	26	4,601,974.58	1.09	8.008	708	77.48	356
MO	12	1,495,215.79	0.35	8.261	668	78.88	356
MS	3	375,152.56	0.09	7.784	712	76.75	337
NC	68	10,645,042.10	2.52	8.125	715	80.19	346
NE	5	390,460.08	0.09	8.785	713	76.94	355
NH	11	2,511,883.49	0.59	8.082	700	77.47	356
NJ	86	26,148,142.07	6.19	7.716	685	74.74	356
NM	4	732,841.65	0.17	8.338	658	85.85	354
NV	54	15,766,270.64	3.73	7.518	683	75.35	363
NY	170	68,470,019.68	16.21	7.737	689	74.47	357
OH	25	3,833,578.83	0.91	7.779	708	78.40	363
OK	9	844,531.20	0.20	8.341	695	77.09	355
OR	11	2,702,613.27	0.64	7.682	686	78.91	355
PA	46	5,716,287.67	1.35	7.904	680	80.27	355
RI	30	6,821,002.96	1.62	8.036	672	76.96	359
SC	17	2,073,053.78	0.49	8.110	688	80.68	346
TN	14	2,128,359.08	0.50	8.318	726	84.54	344
TX	63	9,159,627.18	2.17	7.663	709	79.54	344

Continued on the next page

Geographic Distribution of the Group I Mortgage Loans (continued)
Geographic Location	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
UT	9	2,169,253.40	0.51	7.424	697	76.91	345
VA	65	17,031,434.81	4.03	7.687	669	77.07	357
VT	5	712,125.40	0.17	7.975	713	78.49	356
WA	13	3,322,870.73	0.79	7.479	685	70.65	356
WI	7	970,678.83	0.23	8.004	702	83.28	356
WV	1	199,604.87	0.05	8.125	676	46.51	357
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355

Original Prepayment Penalty Term of the Group I Mortgage Loans
Original Prepayment Penalty Term (mos.)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Non-Zero Weighted Average FICO	Weighted Average Orig LTV	Weighted Average Stated Remaining Term
No Prepay Penalty	672	$177,998,780.20	42.15%	7.733%	695	75.84%	354
6	13	3,872,110.43	0.92	8.511	662	75.09	355
12	242	61,218,497.73	14.50	7.824	696	76.36	360
24	142	30,082,495.41	7.12	7.757	686	75.11	351
30	2	351,594.62	0.08	7.861	667	77.21	356
36	609	137,272,918.64	32.50	7.587	690	76.20	353
42	1	294,252.22	0.07	6.875	648	63.44	357
60	50	11,229,513.26	2.66	7.102	689	75.02	364
Total	1,731	$422,320,162.51	100.00%	7.690%	692	75.95%	355